Exhibit 10.8

CONSENT AGREEMENT TO EXTEND PROMISSORY NOTES

WHEREAS, on or about February 23, 2004 Diversified Security Corporation (“Purchaser”) executed documents to purchase all of the issued and outstanding stock of Paragon Systems, Inc. (“Paragon”);

WHEREAS, the purchase of the Paragon stock closed on or about February 27, 2004, and at that time Purchaser delivered to Messrs. Charles Keathley, Robert Luther, Harold Bright and John Wilson (together, the “Selling Shareholders”) a combination of cash and various secured promissory notes as full consideration for the shares of Paragon;

WHEREAS, Paragon executed an additional promissory note due the Selling Shareholders on or about March 11, 2004;

WHEREAS, Paragon was provided a Cure Notice from the U.S. Department of Homeland Security by certified letter dated March 23, 2004 (the “Cure Notice”), which Cure Notice indicated “several issues that are a matter of extreme concern” regarding Contract Number GS-07F-0418K (the “Contract”);

WHEREAS, certain of the Selling Shareholders and the Purchaser have agreed to extend the due date on the promissory notes listed below, and that those Selling Shareholders executing this Agreement shall not be allowed to exercise any of the remedies set forth in the promissory notes or any Security Agreement executed on or about February 23, 2004, until the date set forth herein.

NOW THEREFORE, the parties hereby agree as follows:

1                                          Extension of Due Date  For consideration, the receipt and sufficiency hereof are acknowledged, the undersigned parties hereto hereby agree to extend , to the earlier of (i) January 1, 2005, or (ii) the receipt of proceeds by Purchaser from an initial public offering of its securities, the due date of the Promissory Notes (stated in paragraph 1.02 thereof), that are listed in Section 2 hereof.

2.                                       Identification of the Promissory Notes  The Promissory Notes whose due date is hereby extended are the following:

a.                                        Promissory Note dated February 24, 2004 executed by Purchaser to Harold Bright originally due May 31, 2004 in the amount of $526,900.00; and

b.                                       Promissory Note dated February 24, 2004 executed by Purchaser to John Wilson originally due May 31, 2004 in the amount of $526,900.00.

In addition, Messrs. Bright and Wilson further agree to forego collection until the revised due date of their proportion of that certain Promissory Note dated March 11, 2004 by Paragon to Charles Keathley, individually and as agent for Robert Luther, Harold Bright and John Wilson, originally due June 10, 2004, in the amount of $706,507.00.

3.                                       Continuation of Interest  Interest at the pre-default rate specified in each Promissory Note shall continue to accrue, and such interest shall be payable in full on the revised due date of such Promissory Note.

4.                                       Deferral of Remedies and Retroactice Effect  Each of the Selling Shareholders executing this Agreement hereby acknowledges that by extending the due date of the Promissory Notes that they are deferring any and all remedies provided to them in the Stock Purchase Agreement dated February 23, 2004, as amended, the Security Agreements executed on or about February 24, 2004, or in any other agreement.

The parties hereto acknowledge that the extension of the due date of the Promissory Notes shall be considered retroactively effective as of May 31, 2004, such that it shall be deemed that no default under any of the Notes shall have occurred.

5.                                       Other Terms Not Modified  All terms of the Promissory Note not referred to herein shall remain as set forth in the Promissory Notes.

6.                                       Defined Terms  All capitalized terms used herein, shall have the same meaning as such term has in the introductory clauses of this Agreement, unless otherwise noted.

7.                                       Counterpart; Signature of Facsimile Transmission  This Agreement may be executed in one or more originals, as if the executions were on the same document. Signatures may be transmitted by facsimile transmission, and such signature shall be deemed valid.

Executed this 29th day of June, 2004

DIVERSIFIED SECURITY CORPORATION

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	President

PARAGON SYSTEMS, INC.

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	President

SELLING SHAREHOLDERS

/s/ Harold Bright	/s/ John Wilson
Harold Bright	John Wilson
as of: 7 Sep 2004